As filed with the Securities and Exchange Commission on August 16, 2004

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------

                           CROWN MEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                                   98-0375957
                      (IRS Employer Identification Number)

                             6006 N. Mesa, Suite 709
                              El Paso, Texas 79912
                    (Address of principal executive offices)

                              William L. Sklar, CEO
                           Crown Medical Systems, Inc.
                             6006 N. Mesa, Suite 709
                              El Paso, Texas 79912
                     (Name and address of agent for service)

                                 (915) 845-1787
          (Telephone number, including area code of agent for service)

                    2004 Directors, Officers and Consultants
                Stock Option, Stock warrant and Stock Award Plan
                            (Full title of the Plans)
          -------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                     Proposed maximum       Proposed maximum
 Title of securities to        Amount to be         Offering price per     aggregate offering          Amount of
      be registered             Registered                Share                   price           registration fee(2)
-------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,                     500,000                 $.185                $92,500                 $11.72
   $.001 par value
                           ----------------------                                                ----------------------
          TOTAL                   500,000                                                              $11.72
-------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Includes such indeterminate number of shares of Common Stock of the Registrant as may be issuable by reason of the anti-dilution provisions of the Plan.
(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the registration fee was computed on the basis of the market value of the shares of Common Stock to be registered hereby estimated in accordance with Rule 457(c), solely for the purpose of computing the registration fee, on the basis of the average of the high and low sales prices per share of Common Stock of the Registrant on August 11, 2004.
(3) The Registration Fee is based upon the exercise price of the warrants pursuant to Rule 457(f)(2).

===============================================================================


                                        5
                                     PART I

         The documents containing the information specified in this Part I will be sent or given to participants in the 2004 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the "Plan) as specified by Rule 428(b)(1). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed in (a) and (b) below have been filed by the Registrant, Crown Medical Systems, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) Form 10-KSB for the year ended February 29, 2004 and filed on June 15, 2004. The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

                  (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-KSB for the period ended February 29, 2004.

         The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

Item 4:  Description of Securities

         Not Applicable

Item 5:  Interests of Named Experts and Counsel.

         None

Item 6:  Indemnification of Directors and Officers.


         Section 78.7502 of the Nevada Revised Statutes provides:


                  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.


                  1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.


                  2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.


                  3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.


Item 7.  Exemption From Registration Claimed.

         Not Applicable

Item 8:  Exhibits

         The following documents are filed as Exhibits to this Registration
Statement:


                  4.1      --       2004 Directors, Officers and Consultants
                                    Stock Option, Stock Warrant and Stock Award
                                    Plan*

                  5        --       Opinion of Sonfield & Sonfield as to the
                                    authorization and issuance of the shares being registered.

                  24.1     --       Consent of Sonfield & Sonfield (included in
                                    Exhibit 5)

                  24.2     --       Consent of Dale Matheson Carr-Hilton
                                    LaBonte, Chartered Accountants

------------------
* Previously filed under Accession Number 0001059016-04-000109.


Item 9:  Undertakings

         The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                        6
                                   SIGNATURES

         THE REGISTRANT: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in El Paso, Texas, on the 11th day of August, 2004.

Crown medical systems, Inc.



By: /s/William L. Sklar
   --------------------------------------------------
       William L. Sklar, Chairman of the Board and President
Principal Executive Officer


By: /s/William L. Sklar
   --------------------------------------------------
      William L. Sklar, Secretary
Principal Accounting Officer and Principal Financial Officer



         THE PLAN: Pursuant to the requirements of the Securities Act of 1933, the Board of Directors who administer the 2004 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in El Paso, Texas, on the 11th day of August, 2004.



/s/James Sterling                             /s/Darlene Cox
-------------------------                     -------------------------------
James Sterling, Director                      Darlene Cox, Director


/s/Brian D. Knight                            /s/William L. Sklar
-------------------------                     -------------------------------
Brian D. Knight, Director                     William L. Sklar, Director



                                EXHIBIT 5 & 24.1
                             SONFIELD AND SONFIELD
                       770 SOUTH POST OAK LANE, SUITE 435
                              HOUSTON, TEXAS 77056
                               TEL: 713-877-8333
                               FAX: 713-877-1547


                                 August 11, 2004
Board of Directors
Crown Medical Systems, Inc.
6006 N. Mesa, Suite 709
El Paso, Texas 79912

Ladies and Gentlemen:

         In our capacity as counsel for Crown Medical Systems, Inc., a Nevada corporation (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 500,000 shares of common stock underlying pursuant to the 2004 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan as set out and described in the Company's Registration Statement on Form S-8 (File No. 000-30782) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement.

         Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

                  (1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

                  (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Nevada with respect to the authorization, issuance and sale of warrants and shares of common and preferred stock to be issued pursuant to the Registration Statement;

                  (3) The 500,000 shares of common stock, when issued pursuant to the Registration Statement, will be validly issued, fully paid and non-assessable;

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

Yours very truly,


/s/SONFIELD & SONFIELD
SONFIELD & SONFIELD


                                  EXHIBIT 24.2


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

                                  LETTERHEAD OF
                        DALE MATHESON CARR-HILTON LABONTE
                              CHARTERED ACCOUNTANTS



August 11, 2004


U.S. Securities and Exchange Commission Division of Corporate Finance 450 Fifth Street, N.W.
Washington, D.C. 20549


      Re: Crown Medical Systems, Inc. - August 11, 2004
          Amended S-8 Registration Statement

Dear Sir/Madame:

         We hereby consent to the incorporation by reference therein of our Auditors' Report dated May 31, 2004 to the Stockholders and Board of Directors with respect to the consolidated financial statements of the Company included in its annual report filed with the U.S. Securities and Exchange Commission for the fiscal year ended February 29, 2004 on Form 10-KSB.

Sincerely,


                     /s/"Dale Matheson Carr-Hilton LaBonte"


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants